Exhibit 99(a)

NASD: BOKF

BOK Financial Reports Quarterly Earnings of $108 million or $1.50 Per Share
Record Annual Earnings of $446 million or $6.63 Per Share

CEO Commentary
Steven G. Bradshaw, president, and chief executive officer, stated, “Another strong quarter was the capstone on a record year for BOK Financial. This quarter, and all throughout the year, we saw growth in net interest margin and net interest income, combined with strong, broad-based, loan growth. This year’s outstanding loan production, led by our specialty lines of business like Energy, Healthcare and Commercial Real Estate, fueled the largest annual revenues in the history of the company. While we benefited from a healthy economy and stable credit environment in 2018, the key driver for our expanding earnings leverage was our success at maintaining expense discipline throughout the year. I couldn’t be more proud of the hard work and dedication of every single one of our employees.”

Bradshaw continued, “2018 also brought the largest acquisition in company history, CoBiz Financial. Integration is well underway, and we are already capitalizing on our opportunities in Colorado and Arizona - two important growth markets. I am excited for what CoBiz adds to our organization, and I am as confident in our business prospects today as I have been in years. Though there are some market headwinds that many will point to as potential roadblocks for the financial industry, I have full faith in our diversified approach to driving shareholder value. We believe we are well-positioned to continue to grow revenues and energize earnings growth in 2019.”

Fourth Quarter 2018 Financial Highlights	Fourth Quarter 2018 Business Segment Highlights

•
Net income was $108.5 million or $1.50 per diluted share for the fourth quarter of 2018 and $117.3 million and $1.79 per diluted share for the third quarter of 2018. The fourth quarter included a 15 cent per share reduction as a result of CoBiz closing and integrations costs. The third quarter included an 18 cent per share addition from a client asset management fee. The Company also issued 7.2 million shares in the fourth quarter to fund the CoBiz Financial acquisition.

•	Net interest revenue totaled $285.7 million, up $44.8 million. CoBiz added $43.1 million. Net interest margin increased to 3.40 percent from 3.21 percent.

•	Fees and commissions revenue totaled $160.1 million, a decrease of $6.1 million or 4 percent.

•	Operating expense increased $32.0 million or 13 percent to $284.6 million, including $14.5 million of closing and integration costs. CoBiz added $29.7 million of operating costs.

•
A $9.0 million provision for credit losses was recorded in the fourth quarter of 2018. The combined allowance for credit losses totaled $209 million or 0.97 percent of outstanding loans and 1.12 percent of outstanding loans, excluding acquired loans.

•	Period-end loans increased $3.3 billion. Excluding $2.9 billion of acquired loans, period-end loans increased $393 million or 2 percent.

•	The Company repurchased 525,000 shares at an average price of $85.82 per share.

Commercial Banking

•	Contributed $84.6 million to net income, consistent with the prior quarter. Increased net interest revenue was offset by increased net charge-offs.

•	Net interest revenue was $148 million, an increase of $3.2 million.

•	Average loans increased $307 million or 2 percent.

Consumer Banking

•	Contributed $2.7 million to net income, a decrease of$5.6 million compared to the third quarter. Interest rate volatility affected the effectiveness of our mortgage servicing rights hedging strategy.

•	Net interest revenue increased $2.3 million or 6 percent.

•	Fees and commissions revenue decreased $1.2 million or 3 percent while operating expenses decreased $1.9 million or 4 percent.

Wealth Management

•	Contributed $17.5 million to net income, a decrease of $11.6 million compared to the prior quarter. The third quarter included a $15.4 million fee earned on the sale of client assets.

•	Net interest revenue remained consistent compared to the prior quarter at $29.3 million.

•	Average loans grew $9.0 million or 1 percent.

•
Assets under management or administration were $76.3 billion at December 31, 2018 compared to $77.6 billion at September 30, 2018. Fiduciary assets totaled $44.8 billion at December 31, 2018 and $45.6 billion at September 30, 2018.

Net Interest Revenue
Net interest revenue was $285.7 million for the fourth quarter of 2018, a $44.8 million increase over the third quarter of 2018. The CoBiz acquisition added $43.1 million to net interest revenue, including $6.4 million of net purchase accounting discount accretion.
Net interest margin was 3.40 percent for the fourth quarter of 2018, up 19 basis points over the third quarter of 2018. The yield on average earning assets was 4.33 percent, a 29 basis point increase. The yield on the loan portfolio was 5.09 percent, up 29 basis points including 12 basis points from net purchase accounting discount accretion. The remaining increase is due primarily to an increase in short-term market interest rates related to the Federal Reserve's 25 basis point rate increase in September. The yield on the available for sale securities portfolio increased 14 basis points to 2.51 percent. The yield on the trading securities portfolio was up 12 basis points.
Funding costs were 1.42 percent, up 17 basis points. The cost of interest-bearing deposits increased 10 basis points to 0.87 percent. The cost of other borrowed funds was up 29 basis points to 2.33 percent. The benefit to net interest margin from assets funded by non-interest liabilities increased to 49 basis points from 42 basis points in the third quarter of 2018.
Average earning assets increased $3.8 billion compared to the third quarter of 2018, primarily related to the CoBiz acquisition. Average loan balances were up $3.4 billion. Trading securities balances increased $167 million and interest-bearing cash and cash equivalents balances decreased $126 million. Available for sale securities increased $576 million. Average interest-bearing deposit balances increased $1.8 billion compared to the third quarter of 2018 and borrowed funds increased $608 million.

Fees and Commissions Revenue
Fees and commissions revenue totaled $160.1 million for the fourth quarter of 2018, a decrease of $6.1 million due largely to a $15.4 million fee earned on the sale of client assets in the third quarter. CoBiz added $8.5 million to fees and commissions revenue in the fourth quarter of 2018. Excluding these items, fees and commissions revenue was consistent with the prior quarter.
Brokerage and trading revenue increased $1.6 million due primarily to customer risk management products.
Mortgage banking revenue decreased $1.7 million. Rising interest rates combined with seasonal production reductions and increased market competition decreased mortgage production volume by $137 million. Mortgage gain on sale margins decreased 11 basis points.

Operating Expense
Total operating expense was $284.6 million for the fourth quarter of 2018, an increase of $32.0 million compared to the third quarter of 2018. CoBiz closing and integration costs were $14.5 million in the fourth quarter of 2018. The following discussion excludes the impact of these costs.
Personnel expense increased $11.5 million including $19.3 million due to the addition of CoBiz operations. Incentive compensation expense decreased $10.8 million mainly due to changes in vesting assumptions related to the Company's earnings per share growth relative to a defined peer group.
Non-personnel expense increased $6.8 million. The fourth quarter included $10.4 million related to CoBiz operations. Excluding this impact, non-personnel expense decreased $3.6 million or 3 percent. Data processing and communications expense decreased $4.1 million, primarily due to impairment of a software license in the third quarter. Insurance expense decreased $2.0 million due to the elimination of a large bank deposit insurance surcharge assessed by the FDIC. The fourth quarter included a $2.8 million contribution to the BOKF Foundation.

Income Taxes

The effective tax rate for the fourth quarter is less than 16 percent, nearly 7 percentage points lower than usual. The 2017 tax returns were finalized in the fourth quarter. This resolved several uncertainties caused by last year's Tax Cuts and Jobs Act. Resolution of these uncertainties and other routine adjustments reduced tax expense for the quarter by $8.6 million. This is a single-quarter impact and the tax rate will revert to a 22-23 percent level.

Loans, Deposits and Capital
Loans
Outstanding loans were $21.7 billion at December 31, 2018, up $3.3 billion over September 30, 2018. Excluding $2.9 billion of loans, net of fair value adjustments, added by the CoBiz acquisition, loans were up $393 million or 2 percent. Loan growth continued to be focused in commercial and commercial real estate. The fluctuation discussion following excludes acquired loans.
Outstanding commercial loan balances grew by $230 million or 2 percent over September 30, 2018. Energy loan balances were up $275 million, consistent with our ongoing support and commitment to the oil and gas industry. Other commercial and industrial loans were up $125 million. Service sector loans increased $50 million and healthcare sector loans increased by $47 million. This growth was partially offset by a $182 million decrease in wholesale/retail sector loans and an $82 million decrease in manufacturing sector loans.
Commercial real estate loan balances continued to grow, up $122 million or 3 percent over September 30, 2018. Loans secured by office buildings increased $79 million and loans secured by multifamily residential properties increased $40 million.

Deposits
Period-end deposits totaled $25.3 billion at December 31, 2018, a $3.6 billion increase compared to September 30, 2018, including $3.3 billion related to CoBiz. Demand deposit balances increased $1.4 billion, interest-bearing transaction account balances increased $2.2 billion and time deposit balances increased by $38 million.
Capital
The company's common equity Tier 1 capital ratio was 10.92 percent at December 31, 2018. In addition, the company's Tier 1 capital ratio was 10.92 percent, total capital ratio was 12.50 percent, and leverage ratio was 8.96 percent at December 31, 2018. At September 30, 2018, the company's common equity Tier 1 capital ratio was 12.07 percent, Tier 1 capital ratio was 12.07 percent, total capital ratio was 13.37 percent, and leverage ratio was 9.90 percent.
The company's tangible common equity ratio, a non-GAAP measure, was 8.82 percent at December 31, 2018 and 9.55 percent at September 30, 2018. The tangible common equity ratio is primarily based on total shareholders' equity, which includes unrealized gains and losses on available for sale securities. The company has elected to exclude unrealized gains and losses from available for sale securities from its calculation of Tier 1 capital for regulatory capital purposes, consistent with the treatment under the previous capital rules.

Credit Quality
Nonperforming assets totaled $267 million or 1.23 percent of outstanding loans and repossessed assets at December 31, 2018, compared to $261 million or 1.42 percent at September 30, 2018. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $174 million or 0.81 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at December 31, 2018, compared to $170 million or 0.93 percent at September 30, 2018. The CoBiz acquisition added $18 million to nonperforming assets during the fourth quarter, net of fair value adjustments.
Nonaccruing loans were $163 million or 0.75 percent of outstanding loans at December 31, 2018. Nonaccruing commercial loans totaled $100 million or 0.73 percent of outstanding commercial loans. Nonaccruing commercial real estate loans totaled $22 million or 0.45 percent of outstanding commercial real estate loans. Nonaccruing residential mortgage loans totaled $42 million or 1.86 percent of outstanding residential mortgage loans.
Excluding CoBiz, nonaccruing loans decreased $2.2 million from September 30, 2018. Wholesale/retail sector loans decreased $8.6 million, energy loans decreased $7.5 million and healthcare sector loans decreased $4.6 million. These decreases were partially offset by a $20 million increase in nonaccruing retail sector loans. New nonaccruing loans identified in the fourth quarter totaled $44 million, offset by $31 million in payments received and $15 million in charge-offs.
Potential problem loans, which are defined as performing loans that, based on known information, cause management concern as to the borrowers' ability to continue to perform, totaled $215 million at December 31, compared to $176 million at September 30. The increase was primarily due to the addition of $65 million of acquired potential problem loans. Potential problem loans from the legacy BOKF portfolio decreased $26 million.

Net charge-offs were $12.3 million or 0.23 percent of average loans on an annualized basis for fourth quarter of 2018, compared to $9.0 million or 0.20 percent of average loans on an annualized basis for the third quarter of 2018. Net charge-offs were 0.18 percent of average loans over the last four quarters. Net charge-offs for the fourth quarter were primarily related to a single wholesale/retail sector borrower and a single energy production borrower, both of which had previously been identified as impaired and appropriately reserved. Gross charge-offs were $14.5 million for the fourth quarter compared to $11.1 million for the previous quarter. Recoveries totaled $2.2 million for the fourth quarter of 2018 and $2.1 million for the third quarter of 2018.
Based on an evaluation of all credit factors, including overall loan portfolio growth, changes in nonaccruing and potential problem loans and net charge-offs, the company determined that a $9.0 million provision for credit losses was appropriate for the fourth quarter of 2018. The company recorded $4.0 million provision for credit losses in the third quarter of 2018.

The combined allowance for credit losses totaled $209 million or 0.97 percent of outstanding loans and 134 percent of nonaccruing loans at December 31, excluding residential mortgage loans guaranteed by U.S. government agencies. Excluding loans from the CoBiz acquisition, which are measured at acquisition-date fair value, the combined allowance for loan losses was 1.12 percent of outstanding loans and 146 percent of nonaccruing loans at December 31. The allowance for loan losses was $207 million and the accrual for off-balance sheet credit losses was $1.8 million. At September 30, the combined allowance for credit losses was $213 million or 1.16 percent of outstanding loans and 146 percent of nonaccruing loans, excluding loans guaranteed by U.S. government agencies. The allowance for loan losses was $211 million and the accrual for off-balance sheet credit losses was $2.0 million.

Securities and Derivatives
The fair value of the available for sale securities portfolio totaled $8.9 billion at December 31, 2018, a $785 million increase compared to September 30, 2018. At December 31, 2018, the available for sale securities portfolio consisted primarily of $5.8 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $3.0 billion of commercial mortgage-backed securities fully backed by U.S. government agencies. At December 31, 2018, the available for sale securities portfolio had a net unrealized loss of $95 million compared to a $217 million net unrealized loss at September 30, 2018.
Trading securities increased $344 million to $2.0 billion during the fourth quarter of 2018 as a result of the company providing continued liquidity to its core client base of mortgage originators. The company holds an inventory of trading securities in support of sales to a variety of customers, including banks, corporations, insurance companies, money managers, and others.
The company also maintains a portfolio of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts as an economic hedge of the changes in the fair value of our mortgage servicing rights.
The net economic cost of the changes in fair value of mortgage servicing rights and related economic hedges was $11.7 million during the fourth quarter of 2018, including a $24.2 million decrease in the fair value of mortgage servicing rights, a $11.9 million increase in the fair value of securities and derivative contracts held as an economic hedge, and $695 thousand of related net interest revenue largely driven by a 60 basis point drop in the primary mortgage interest rate in the last two months of the fourth quarter.
The fair value of mortgage servicing rights increased by $6.0 million during the third quarter of 2018. The fair value of securities and interest rate derivative contracts held as an economic hedge of mortgage servicing rights decreased by $7.2 million. Related net interest revenue was $1.1 million during the third quarter of 2018.

Commercial Banking
Net income for Commercial Banking was $84.6 million for the fourth quarter of 2018, consistent with the third quarter of 2018. Increased net interest revenue was offset by increased net charge-offs.
Average loan balances increased $307 million or 2 percent, largely due to increases in energy and commercial real estate loans. Average customer deposits were $8.4 billion, a decrease of $240 million or 3 percent, mostly due to the energy and real estate sectors. The fourth quarter of 2018 saw a shift in the deposit mix with demand deposit balances declining $330 million and interest-bearing transaction deposits increasing $95 million.
Both fees and commissions revenue and operating expenses were consistent with the third quarter of 2018. There has been continued success in leading syndicated loan transactions, which has led to a record year for syndication revenue.

Consumer Banking
Net income from Consumer Banking was $2.7 million in the fourth quarter of 2018, a decrease of $5.6 million or 67 percent. The net economic cost of the changes in fair value of mortgage servicing rights and related economic hedges was $11.7 million for the fourth quarter of 2018 compared to $156 thousand for the third quarter of 2018.
Net interest revenue from Consumer Banking activities increased $2.3 million. Average loans increased $26 million or 2 percent over the third quarter of 2018. Average deposits decreased $38 million or 1 percent due to a seasonal reduction in mortgage escrow accounts related to annual property tax payments.
Revenues from mortgage banking activities decreased $1.6 million from the prior quarter due to rising interest rates, increased market competition and seasonal production decreases. Mortgage production volume declined 21 percent compared to the prior quarter. Operating expenses decreased $1.9 million as expenses are reduced to align with lower mortgage production.

Wealth Management
Net income for Wealth Management decreased $11.6 million to $17.5 million during the fourth quarter of 2018. This decrease included an after tax benefit of $11.5 million as a result of a fee earned on the sale of client assets in the third quarter. Excluding this fee, fiduciary and asset management fees produced relatively consistent results compared to the third quarter of 2018.
Average loans increased $9 million or 1 percent to $1.4 billion. Average deposits were stable at $5.5 billion. Assets under management or administration were $76.3 billion at December 31, 2018 compared to $77.6 billion at September 30, 2018. Fiduciary assets totaled $44.8 billion at December 31, 2018 and $45.6 billion at September 30, 2018.

Conference Call and Webcast

The company will hold a conference call at 9 a.m. Central time on Wednesday, January 30, 2019 to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at www.bokf.com. The conference call can also be accessed by dialing 1-201-689-8471. A conference call and webcast replay will also be available shortly after conclusion of the live call at www.bokf.com or by dialing 1-412-317-6671 and referencing conference ID # 13686207.

About BOK Financial Corporation
BOK Financial Corporation is a $38 billion regional financial services company based in Tulsa, Oklahoma. The company's stock is publicly traded on NASDAQ under the Global Select market listings (symbol: BOKF). BOK Financial's holdings include BOKF, NA, CoBiz Bank, BOK Financial Securities, Inc. and The Milestone Group, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management, BOK Financial Asset Management, Inc. and seven banking divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Mobank, Bank of Oklahoma, Bank of Texas and Colorado State Bank and Trust. Through its subsidiaries, the company provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of December 31, 2018 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “will,” “intends,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses, allowance for uncertain tax positions, accruals for loss contingencies and valuation of mortgage servicing rights involve judgments as to expected events and are inherently forward-looking statements. Assessments that BOK Financial's acquisitions, including its latest acquisition of CoBiz Financial, Inc., and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to changes in commodity prices, interest rates and interest rate relationships, inflation, demand for products and services, the degree of competition by traditional and nontraditional competitors, changes in banking regulations, tax laws, prices, levies and assessments, the impact of technological advances, and trends in customer behavior as well as their ability to repay loans. There may also be difficulties and delays in integrating CoBiz Financial Inc.'s business or fully realizing cost savings and other benefits including, but not limited to, business disruption and customer acceptance of BOK Financial Corporation's products and services. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

Exhibit 99(b)

BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017
ASSETS
Cash and due from banks	$741,749	$815,458	$602,510
Interest-bearing cash and cash equivalents	401,675	430,789	1,714,544
Trading securities	1,956,923	1,613,400	462,676
Investment securities	355,187	374,039	461,793
Available for sale securities	8,857,120	8,072,014	8,321,578
Fair value option securities	283,235	452,150	755,054
Restricted equity securities	344,447	311,189	320,189
Residential mortgage loans held for sale	149,221	175,866	221,378
Loans:
Commercial	13,636,078	11,576,101	10,733,975
Commercial real estate	4,764,813	3,804,675	3,479,987
Residential mortgage	2,230,033	1,971,742	1,973,686
Personal	1,025,806	996,941	965,776
Total loans	21,656,730	18,349,459	17,153,424
Allowance for loan losses	(207,457)	(210,569)	(230,682)
Loans, net of allowance	21,449,273	18,138,890	16,922,742
Premises and equipment, net	330,033	327,129	317,335
Receivables	204,960	277,738	178,800
Goodwill	1,049,263	447,430	447,430
Intangible assets, net	134,849	33,370	28,658
Mortgage servicing rights	259,254	284,673	252,867
Real estate and other repossessed assets, net	17,487	24,515	28,437
Derivative contracts, net	320,929	349,481	220,502
Cash surrender value of bank-owned life insurance	381,608	323,628	316,498
Receivable on unsettled securities sales	336,400	421,313	340,077
Other assets	446,891	416,792	359,092
TOTAL ASSETS	$38,020,504	$33,289,864	$32,272,160

LIABILITIES AND EQUITY
Deposits:
Demand	$10,414,592	$9,063,623	$9,243,338
Interest-bearing transaction	12,206,576	9,990,219	10,250,393
Savings	529,215	502,601	469,158
Time	2,113,380	2,075,846	2,098,416
Total deposits	25,263,763	21,632,289	22,061,305
Funds purchased and repurchase agreements	1,018,411	790,741	574,963
Other borrowings	6,124,390	6,025,483	5,134,897
Subordinated debentures	275,913	144,707	144,677
Accrued interest, taxes and expense	192,826	231,592	164,895
Due on unsettled securities purchases	156,370	414,283	338,745
Derivative contracts, net	362,306	252,387	171,963
Other liabilities	183,480	172,622	162,381
TOTAL LIABILITIES	33,577,459	29,664,104	28,753,826
Shareholders' equity:
Capital, surplus and retained earnings	4,504,694	3,777,394	3,531,541
Accumulated other comprehensive loss	(72,585)	(162,362)	(36,174)
TOTAL SHAREHOLDERS' EQUITY	4,432,109	3,615,032	3,495,367
Non-controlling interests	10,936	10,728	22,967
TOTAL EQUITY	4,443,045	3,625,760	3,518,334
TOTAL LIABILITIES AND EQUITY	$38,020,504	$33,289,864	$32,272,160

AVERAGE BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Three Months Ended
	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017
ASSETS
Interest-bearing cash and cash equivalents	$563,132	$688,872	$1,673,387	$2,059,517	$1,976,395
Trading securities	1,929,601	1,762,794	1,482,302	933,404	560,321
Investment securities	364,737	379,566	399,088	441,207	462,869
Available for sale securities	8,704,963	8,129,214	8,163,142	8,236,938	8,435,916
Fair value option securities	277,575	469,398	487,192	626,251	792,647
Restricted equity securities	362,729	328,842	348,546	349,176	337,673
Residential mortgage loans held for sale	179,553	207,488	218,600	199,380	257,927
Loans:
Commercial	13,587,344	11,484,200	11,189,899	10,871,569	10,751,235
Commercial real estate	4,747,784	3,774,470	3,660,166	3,491,335	3,485,583
Residential mortgage	2,222,063	1,956,089	1,915,015	1,937,198	1,976,860
Personal	1,022,140	989,026	986,162	961,379	967,329
Total loans	21,579,331	18,203,785	17,751,242	17,261,481	17,181,007
Allowance for loan losses	(209,613)	(214,160)	(222,856)	(228,996)	(246,143)
Total loans, net	21,369,718	17,989,625	17,528,386	17,032,485	16,934,864
Total earning assets	33,752,008	29,955,799	30,300,643	29,878,358	29,758,612
Cash and due from banks	731,700	578,905	571,333	564,585	576,737
Derivative contracts, net	299,319	294,126	318,375	278,694	292,961
Cash surrender value of bank-owned life insurance	379,893	322,038	319,507	317,334	315,034
Receivable on unsettled securities sales	799,548	768,785	618,240	998,803	821,275
Other assets	2,423,275	1,776,164	1,777,937	1,687,178	1,687,496
TOTAL ASSETS	$38,385,743	$33,695,817	$33,906,035	$33,724,952	$33,452,115

LIABILITIES AND EQUITY
Deposits:
Demand	$10,648,683	$9,325,002	$9,223,327	$9,151,272	$9,417,351
Interest-bearing transaction	11,773,651	10,010,031	10,189,354	10,344,469	10,142,744
Savings	526,275	503,821	503,671	480,110	466,496
Time	2,146,786	2,097,441	2,138,880	2,151,044	2,134,469
Total deposits	25,095,395	21,936,295	22,055,232	22,126,895	22,161,060
Funds purchased and repurchase agreements	1,205,568	1,193,583	593,250	532,412	488,330
Other borrowings	6,361,141	5,765,440	6,497,020	6,326,967	6,209,903
Subordinated debentures	276,378	144,702	144,692	144,682	144,673
Derivative contracts, net	268,848	185,029	235,543	223,373	288,408
Due on unsettled securities purchases	493,887	544,263	527,804	558,898	332,155
Other liabilities	341,438	311,605	340,322	333,151	312,196
TOTAL LIABILITIES	34,042,655	30,080,917	30,393,863	30,246,378	29,936,725
Total equity	4,343,088	3,614,900	3,512,172	3,478,574	3,515,390
TOTAL LIABILITIES AND EQUITY	$38,385,743	$33,695,817	$33,906,035	$33,724,952	$33,452,115

STATEMENTS OF EARNINGS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except per share data)

	Three Months Ended		Year Ended
	Dec. 31,		Dec. 31,
	2018	2017	2018	2017

Interest revenue	$365,592	$255,767	$1,228,426	$972,751
Interest expense	79,906	38,904	243,559	131,050
Net interest revenue	285,686	216,863	984,867	841,701
Provision for credit losses	9,000	(7,000)	8,000	(7,000)
Net interest revenue after provision for credit losses	276,686	223,863	976,867	848,701
Other operating revenue:
Brokerage and trading revenue	28,101	33,045	108,323	131,601
Transaction card revenue[1]	20,664	20,028	84,025	81,143
Fiduciary and asset management revenue	43,665	41,773	184,703	162,889
Deposit service charges and fees	29,393	27,679	112,153	112,079
Mortgage banking revenue	21,880	24,362	97,787	104,719
Other revenue	16,430	11,013	56,651	49,959
Total fees and commissions	160,133	157,900	643,642	642,390
Other gains (losses), net	(8,331)	1,301	(2,731)	11,213
Gain (loss) on derivatives, net	11,167	(3,045)	(422)	779
Loss on fair value option securities, net	(282)	(4,238)	(25,572)	(2,733)
Change in fair value of mortgage servicing rights	(24,233)	5,898	4,668	172
Gain (loss) on available for sale securities, net	(1,999)	(488)	(2,801)	4,428
Total other operating revenue	136,455	157,328	616,784	656,249
Other operating expense:
Personnel	160,706	145,329	583,131	573,408
Business promotion	9,207	7,317	30,523	28,877
Charitable contributions to BOKF Foundation	2,846	2,000	2,846	2,000
Professional fees and services	20,712	15,344	59,099	51,067
Net occupancy and equipment	27,780	22,403	97,981	86,477
Insurance	4,248	6,555	23,318	19,653
Data processing and communications[1]	27,575	28,903	114,796	108,125
Printing, postage and supplies	5,232	3,781	17,169	15,689
Net losses and operating expenses of repossessed assets	2,581	340	17,052	9,687
Amortization of intangible assets	5,331	1,430	9,620	6,779
Mortgage banking costs	11,518	14,331	46,298	52,856
Other expense	6,907	6,746	26,333	32,054
Total other operating expense	284,643	254,479	1,028,166	986,672

Net income before taxes	128,498	126,712	565,485	518,278
Federal and state income taxes	20,121	54,347	119,061	182,593

Net income	108,377	72,365	446,424	335,685
Net income (loss) attributable to non-controlling interests	(79)	(127)	778	1,041
Net income attributable to BOK Financial Corporation shareholders	$108,456	$72,492	$445,646	$334,644

Average shares outstanding:
Basic	71,808,029	64,793,005	66,628,640	64,745,364
Diluted	71,833,334	64,843,179	66,662,273	64,806,284

Net income per share:
Basic	$1.50	$1.11	$6.63	$5.11
Diluted	$1.50	$1.11	$6.63	$5.11

[1]
Non-GAAP measure to net interchange charges for periods prior to 2018 between transaction card revenue and data processing and communications expense. This measure has no effect on net income or earnings per share.

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Capital:
Period-end shareholders' equity	$4,432,109	$3,615,032	$3,553,431	$3,495,029	$3,495,367
Risk weighted assets	$30,741,989	$27,398,072	$27,004,559	$26,025,660	$25,733,711
Risk-based capital ratios:
Common equity tier 1	10.92%	12.07%	11.92%	12.06%	12.05%
Tier 1	10.92%	12.07%	11.92%	12.06%	12.05%
Total capital	12.50%	13.37%	13.26%	13.49%	13.54%
Leverage ratio	8.96%	9.90%	9.57%	9.40%	9.31%
Tangible common equity ratio[1]	8.82%	9.55%	9.21%	9.18%	9.50%

Common stock:
Book value per share	$61.45	$55.25	$54.30	$53.39	$53.45
Tangible book value per share	45.03	47.90	46.95	46.10	46.17
Market value per share:
High	$98.29	$105.22	$106.65	$107.00	$93.97
Low	$69.96	$92.40	$92.39	$89.82	$79.67
Cash dividends paid	$35,977	$32,591	$29,340	$29,342	$29,328
Dividend payout ratio	33.17%	27.79%	25.65%	27.80%	40.46%
Shares outstanding, net	72,122,932	65,434,258	65,439,090	65,459,505	65,394,937
Stock buy-back program:
Shares repurchased	525,000	—	8,257	82,583	80,000
Amount	$45,057	$—	$824	$7,584	$7,403
Average price per share	$85.82	$—	$99.84	$91.83	$92.54

Performance ratios (quarter annualized):
Return on average assets	1.12%	1.38%	1.35%	1.27%	0.86%
Return on average equity	9.93%	12.95%	13.14%	12.39%	8.24%
Net interest margin	3.40%	3.21%	3.17%	2.99%	2.97%
Efficiency ratio[3]	63.24%	61.59%	61.76%	64.93%	66.07%

Reconciliation of non-GAAP measures:
[1] Tangible common equity ratio:
Total shareholders' equity	$4,432,109	$3,615,032	$3,553,431	$3,495,029	$3,495,367
Less: Goodwill and intangible assets, net	1,184,112	480,800	481,366	477,088	476,088
Tangible common equity	$3,247,997	$3,134,232	$3,072,065	$3,017,941	$3,019,279

Total assets	$38,020,504	$33,289,864	$33,833,107	$33,361,492	$32,272,160
Less: Goodwill and intangible assets, net	1,184,112	480,800	481,366	477,088	476,088
Tangible assets	$36,836,392	$32,809,064	$33,351,741	$32,884,404	$31,796,072

Tangible common equity ratio	8.82%	9.55%	9.21%	9.18%	9.50%

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Other data:
Fiduciary assets	$44,841,339	$45,560,107	$46,531,900	$46,648,290	$48,761,477
Tax equivalent interest	$3,069	$1,894	$1,983	$2,010	$4,131
Net unrealized loss on available for sale securities	$(95,271)	$(216,793)	$(180,602)	$(148,247)	$(47,497)

Mortgage banking:
Mortgage production revenue	$5,073	$7,250	$9,915	$9,452	$7,786

Mortgage loans funded for sale	$497,353	$651,076	$773,910	$664,958	$840,080
Add: current period-end outstanding commitments	160,848	197,752	251,231	298,318	222,919
Less: prior period end outstanding commitments	197,752	251,231	298,318	222,919	334,337
Total mortgage production volume	$460,449	$597,597	$726,823	$740,357	$728,662

Mortgage loan refinances to mortgage loans funded for sale	23%	23%	22%	42%	47%
Gain on sale margin	1.10%	1.21%	1.36%	1.28%	1.07%

Mortgage servicing revenue	$16,807	$16,286	$16,431	$16,573	$16,576
Average outstanding principal balance of mortgage loans serviced for others	21,706,541	21,895,041	21,986,065	22,027,726	22,054,877
Average mortgage servicing revenue rates	0.31%	0.30%	0.30%	0.31%	0.30%

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts, net	$12,162	$(2,843)	$(3,070)	$(5,698)	$(3,057)
Loss on fair value option securities, net	(282)	(4,385)	(3,341)	(17,564)	(4,238)
Gain (loss) on economic hedge of mortgage servicing rights	11,880	(7,228)	(6,411)	(23,262)	(7,295)
Gain (loss) on changes in fair value of mortgage servicing rights	(24,233)	5,972	1,723	21,206	5,898
Loss on changes in fair value of mortgage servicing rights, net of economic hedges, included in other operating revenue	(12,353)	(1,256)	(4,688)	(2,056)	(1,397)
Net interest revenue on fair value option securities[2]	695	1,100	1,203	1,800	2,656
Total economic benefit (cost) of changes in the fair value of mortgage servicing rights, net of economic hedges	$(11,658)	$(156)	$(3,485)	$(256)	$1,259

[2]	Actual interest earned on fair value option securities less internal transfer-priced cost of funds.

[3]	Periods prior to 2018 are shown on a comparable basis to net interchange charges between transaction card revenue and data processing and communications expense.

QUARTERLY EARNINGS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and per share data)

	Three Months Ended
	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017

Interest revenue	$365,592	$303,247	$294,180	$265,407	$255,767
Interest expense	79,906	62,364	55,618	45,671	38,904
Net interest revenue	285,686	240,883	238,562	219,736	216,863
Provision for credit losses	9,000	4,000	—	(5,000)	(7,000)
Net interest revenue after provision for credit losses	276,686	236,883	238,562	224,736	223,863
Other operating revenue:
Brokerage and trading revenue	28,101	23,086	26,488	30,648	33,045
Transaction card revenue[1]	20,664	21,396	20,975	20,990	20,028
Fiduciary and asset management revenue	43,665	57,514	41,692	41,832	41,773
Deposit service charges and fees	29,393	27,765	27,834	27,161	27,679
Mortgage banking revenue	21,880	23,536	26,346	26,025	24,362
Other revenue	16,430	12,968	13,996	13,257	11,013
Total fees and commissions	160,133	166,265	157,331	159,913	157,900
Other gains (losses), net	(8,331)	2,686	4,505	(1,591)	1,301
Gain (loss) on derivatives, net	11,167	(2,847)	(3,057)	(5,685)	(3,045)
Loss on fair value option securities, net	(282)	(4,385)	(3,341)	(17,564)	(4,238)
Change in fair value of mortgage servicing rights	(24,233)	5,972	1,723	21,206	5,898
Gain (loss) on available for sale securities, net	(1,999)	250	(762)	(290)	(488)
Total other operating revenue	136,455	167,941	156,399	155,989	157,328
Other operating expense:
Personnel	160,706	143,531	138,947	139,947	145,329
Business promotion	9,207	7,620	7,686	6,010	7,317
Charitable contributions to BOKF Foundation	2,846	—	—	—	2,000
Professional fees and services	20,712	13,209	14,978	10,200	15,344
Net occupancy and equipment	27,780	23,394	22,761	24,046	22,403
Insurance	4,248	6,232	6,245	6,593	6,555
Data processing and communications[1]	27,575	31,665	27,739	27,817	28,903
Printing, postage and supplies	5,232	3,837	4,011	4,089	3,781
Net losses (gains) and operating expenses of repossessed assets	2,581	4,044	2,722	7,705	340
Amortization of intangible assets	5,331	1,603	1,386	1,300	1,430
Mortgage banking costs	11,518	11,741	12,890	10,149	14,331
Other expense	6,907	5,741	7,111	6,574	6,746
Total other operating expense	284,643	252,617	246,476	244,430	254,479
Net income before taxes	128,498	152,207	148,485	136,295	126,712
Federal and state income taxes	20,121	34,662	33,330	30,948	54,347
Net income	108,377	117,545	115,155	105,347	72,365
Net income (loss) attributable to non-controlling interests	(79)	289	783	(215)	(127)
Net income attributable to BOK Financial Corporation shareholders	$108,456	$117,256	$114,372	$105,562	$72,492

Average shares outstanding:
Basic	71,808,029	64,901,095	64,901,975	64,847,334	64,793,005
Diluted	71,833,334	64,934,351	64,937,226	64,888,033	64,843,179
Net income per share:
Basic	$1.50	$1.79	$1.75	$1.61	$1.11
Diluted	$1.50	$1.79	$1.75	$1.61	$1.11

[1]
Non-GAAP measure to net interchange charges for periods prior to 2018 between transaction card revenue and data processing and communications expense. This measure has no effect on net income or earnings per share.

LOANS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Commercial:
Energy	$3,590,333	$3,294,867	$3,147,219	$2,969,618	$2,930,156
Services	3,252,146	2,597,711	2,510,445	2,481,754	2,522,025
Healthcare	2,733,537	2,370,455	2,285,732	2,289,779	2,243,487
Wholesale/retail	1,621,158	1,650,729	1,699,554	1,531,576	1,471,256
Public finance	876,336	491,597	507,629	522,274	541,775
Manufacturing	730,521	660,582	647,816	559,695	496,774
Other commercial and industrial	832,047	510,160	550,644	564,971	528,502
Total commercial	13,636,078	11,576,101	11,349,039	10,919,667	10,733,975

Commercial real estate:
Multifamily	1,288,065	1,120,166	1,056,984	1,008,903	980,017
Office	1,072,920	824,829	820,127	737,144	831,770
Retail	919,082	759,423	768,024	750,396	691,532
Industrial	778,106	696,774	653,384	613,608	573,014
Residential construction and land development	148,584	101,872	118,999	117,458	117,245
Other commercial real estate	558,056	301,611	294,702	279,273	286,409
Total commercial real estate	4,764,813	3,804,675	3,712,220	3,506,782	3,479,987

Residential mortgage:
Permanent mortgage	1,320,165	1,094,926	1,068,412	1,047,785	1,043,435
Permanent mortgages guaranteed by U.S. government agencies	190,866	180,718	169,653	177,880	197,506
Home equity	719,002	696,098	704,185	720,104	732,745
Total residential mortgage	2,230,033	1,971,742	1,942,250	1,945,769	1,973,686

Personal	1,025,806	996,941	1,000,187	965,632	965,776

Total	$21,656,730	$18,349,459	$18,003,696	$17,337,850	$17,153,424

LOANS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017

Oklahoma:
Commercial	$3,491,117	$3,609,109	$3,465,407	$3,265,013	$3,238,720
Commercial real estate	700,756	651,315	662,665	668,031	682,037
Residential mortgage	1,440,566	1,429,843	1,403,658	1,419,281	1,435,432
Personal	375,543	376,201	362,846	353,128	342,212
Total Oklahoma	6,007,982	6,066,468	5,894,576	5,705,453	5,698,401

Texas:
Commercial	5,438,133	5,115,646	4,922,451	4,715,841	4,520,401
Commercial real estate	1,341,783	1,354,679	1,336,101	1,254,421	1,261,864
Residential mortgage	266,805	253,265	243,400	229,761	233,675
Personal	394,743	381,452	394,021	363,608	375,084
Total Texas	7,441,464	7,105,042	6,895,973	6,563,631	6,391,024

New Mexico:
Commercial	340,489	325,048	305,167	315,701	343,296
Commercial real estate	383,670	392,494	386,878	348,485	341,282
Residential mortgage	87,346	88,110	90,581	93,490	98,018
Personal	10,662	11,659	11,107	11,667	11,721
Total New Mexico	822,167	817,311	793,733	769,343	794,317

Arkansas:
Commercial	111,338	102,237	93,217	94,430	95,644
Commercial real estate	141,898	106,701	90,807	88,700	87,393
Residential mortgage	7,537	7,278	6,927	7,033	6,596
Personal	11,955	12,126	12,331	9,916	9,992
Total Arkansas	272,728	228,342	203,282	200,079	199,625

Colorado:
Commercial	2,275,069	1,132,500	1,165,721	1,180,655	1,130,714
Commercial real estate	963,575	354,543	267,065	210,801	174,201
Residential mortgage	251,849	68,694	64,839	64,530	63,350
Personal	72,916	56,999	60,504	63,118	63,115
Total Colorado	3,563,409	1,612,736	1,558,129	1,519,104	1,431,380

Arizona:
Commercial	1,320,139	621,658	681,852	624,106	687,792
Commercial real estate	889,903	666,562	710,784	672,319	660,094
Residential mortgage	97,959	44,659	47,010	39,227	41,771
Personal	68,546	67,280	65,541	57,023	57,140
Total Arizona	2,376,547	1,400,159	1,505,187	1,392,675	1,446,797

Kansas/Missouri:
Commercial	659,793	669,903	715,224	723,921	717,408
Commercial real estate	343,228	278,381	257,920	264,025	273,116
Residential mortgage	77,971	79,893	85,835	92,447	94,844
Personal	91,441	91,224	93,837	107,172	106,512
Total Kansas/Missouri	1,172,433	1,119,401	1,152,816	1,187,565	1,191,880

TOTAL BOK FINANCIAL	$21,656,730	$18,349,459	$18,003,696	$17,337,850	$17,153,424

Loans attributed to a geographical region may not always represent the location of the borrower or the collateral.

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Oklahoma:
Demand	$3,610,593	$3,564,307	$3,867,933	$4,201,842	$3,885,008
Interest-bearing:
Transaction	6,445,831	6,010,972	5,968,460	6,051,302	5,901,293
Savings	288,210	288,080	289,202	289,351	265,870
Time	1,118,643	1,128,810	1,207,471	1,203,534	1,092,133
Total interest-bearing	7,852,684	7,427,862	7,465,133	7,544,187	7,259,296
Total Oklahoma	11,463,277	10,992,169	11,333,066	11,746,029	11,144,304

Texas:
Demand	3,289,659	3,353,248	3,317,656	3,015,869	3,239,098
Interest-bearing:
Transaction	2,294,740	2,181,382	2,168,488	2,208,480	2,397,071
Savings	99,624	97,909	97,809	98,852	93,620
Time	423,880	453,119	445,500	475,967	502,879
Total interest-bearing	2,818,244	2,732,410	2,711,797	2,783,299	2,993,570
Total Texas	6,107,903	6,085,658	6,029,453	5,799,168	6,232,668

New Mexico:
Demand	691,692	722,188	770,974	695,060	663,353
Interest-bearing:
Transaction	571,347	593,760	586,593	555,414	552,393
Savings	58,194	57,794	59,415	60,596	55,647
Time	224,515	221,513	212,689	216,306	216,743
Total interest-bearing	854,056	873,067	858,697	832,316	824,783
Total New Mexico	1,545,748	1,595,255	1,629,671	1,527,376	1,488,136

Arkansas:
Demand	36,800	36,579	39,896	35,291	30,384
Interest-bearing:
Transaction	91,593	128,001	143,298	94,206	85,095
Savings	1,632	1,826	1,885	1,960	1,881
Time	8,726	10,214	10,771	11,878	14,045
Total interest-bearing	101,951	140,041	155,954	108,044	101,021
Total Arkansas	138,751	176,620	195,850	143,335	131,405

Colorado:
Demand	1,658,473	593,442	529,912	521,963	633,714
Interest-bearing:
Transaction	1,899,203	622,520	701,362	687,785	657,629
Savings	57,289	40,308	38,176	37,232	35,223
Time	274,877	217,628	208,049	215,330	224,962
Total interest-bearing	2,231,369	880,456	947,587	940,347	917,814
Total Colorado	3,889,842	1,473,898	1,477,499	1,462,310	1,551,528

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Arizona:
Demand	709,176	370,299	387,952	330,196	334,701
Interest-bearing:
Transaction	575,996	130,837	194,353	248,337	274,846
Savings	10,545	3,559	3,935	4,116	3,343
Time	43,051	23,927	22,447	21,009	20,394
Total interest-bearing	629,592	158,323	220,735	273,462	298,583
Total Arizona	1,338,768	528,622	608,687	603,658	633,284

Kansas/Missouri:
Demand	418,199	423,560	459,636	505,802	457,080
Interest-bearing:
Transaction	327,866	322,747	401,545	381,447	382,066
Savings	13,721	13,125	13,052	13,845	13,574
Time	19,688	20,635	20,805	22,230	27,260
Total interest-bearing	361,275	356,507	435,402	417,522	422,900
Total Kansas/Missouri	779,474	780,067	895,038	923,324	879,980

TOTAL BOK FINANCIAL	$25,263,763	$21,632,289	$22,169,264	$22,205,200	$22,061,305

NET INTEREST MARGIN TREND -- UNAUDITED BOK FINANCIAL CORPORATION

	Three Months Ended
	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017

TAX-EQUIVALENT ASSETS YIELDS
Interest-bearing cash and cash equivalents	2.23%	1.98%	1.86%	1.57%	1.27%
Trading securities	4.10%	3.98%	3.63%	3.40%	3.38%
Investment securities	4.26%	4.06%	3.95%	3.78%	3.98%
Available for sale securities	2.51%	2.37%	2.30%	2.23%	2.21%
Fair value option securities	3.56%	3.25%	3.16%	2.95%	2.90%
Restricted equity securities	6.39%	6.36%	6.21%	5.86%	5.87%
Residential mortgage loans held for sale	4.00%	4.27%	4.28%	3.71%	3.72%
Loans	5.09%	4.80%	4.80%	4.45%	4.29%
Allowance for loan losses
Loans, net of allowance	5.14%	4.86%	4.86%	4.51%	4.35%
Total tax-equivalent yield on earning assets	4.33%	4.04%	3.91%	3.61%	3.49%

COST OF INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest-bearing transaction	0.79%	0.67%	0.55%	0.45%	0.35%
Savings	0.11%	0.09%	0.08%	0.07%	0.07%
Time	1.54%	1.40%	1.29%	1.25%	1.17%
Total interest-bearing deposits	0.87%	0.77%	0.66%	0.57%	0.48%
Funds purchased and repurchase agreements	1.36%	1.25%	0.53%	0.40%	0.28%
Other borrowings	2.51%	2.20%	1.96%	1.60%	1.36%
Subordinated debt	5.38%	5.55%	5.67%	5.61%	5.55%
Total cost of interest-bearing liabilities	1.42%	1.25%	1.11%	0.93%	0.79%
Tax-equivalent net interest revenue spread	2.91%	2.79%	2.80%	2.68%	2.70%
Effect of noninterest-bearing funding sources and other	0.49%	0.42%	0.37%	0.31%	0.27%
Tax-equivalent net interest margin	3.40%	3.21%	3.17%	2.99%	2.97%

Yield calculations are shown on a tax equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017
Nonperforming assets:
Nonaccruing loans:
Commercial	$99,841	$109,490	$120,978	$131,460	$137,303
Commercial real estate	21,621	1,316	1,996	2,470	2,855
Residential mortgage	41,555	41,917	42,343	45,794	47,447
Personal	230	269	340	340	269
Total nonaccruing loans	163,247	152,992	165,657	180,064	187,874
Accruing renegotiated loans guaranteed by U.S. government agencies	86,428	83,347	75,374	74,418	73,994
Real estate and other repossessed assets	17,487	24,515	27,891	23,652	28,437
Total nonperforming assets	$267,162	$260,854	$268,922	$278,134	$290,305
Total nonperforming assets excluding those guaranteed by U.S. government agencies	$173,602	$169,717	$185,981	$194,833	$207,132

Nonaccruing loans by loan class:
Commercial:
Energy	$47,494	$54,033	$65,597	$89,942	$92,284
Services	8,567	4,097	4,377	2,109	2,620
Healthcare	16,538	15,704	16,125	15,342	14,765
Manufacturing	8,919	9,202	2,991	3,002	5,962
Wholesale/retail	1,316	9,249	14,095	2,564	2,574
Public finance	—	—	—	—	—
Other commercial and industrial	17,007	17,205	17,793	18,501	19,098
Total commercial	99,841	109,490	120,978	131,460	137,303
Commercial real estate:
Retail	20,279	777	1,068	264	276
Residential construction and land development	350	350	350	1,613	1,832
Multifamily	301	—	—	—	—
Office	—	—	275	275	275
Industrial	—	—	—	—	—
Other commercial real estate	691	189	303	318	472
Total commercial real estate	21,621	1,316	1,996	2,470	2,855
Residential mortgage:
Permanent mortgage	23,951	22,855	23,105	24,578	25,193
Permanent mortgage guaranteed by U.S. government agencies	7,132	7,790	7,567	8,883	9,179
Home equity	10,472	11,272	11,671	12,333	13,075
Total residential mortgage	41,555	41,917	42,343	45,794	47,447
Personal	230	269	340	340	269
Total nonaccruing loans	$163,247	$152,992	$165,657	$180,064	$187,874

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	Mar. 31, 2018	Dec. 31, 2017

Performing loans 90 days past due[1]	$1,338	$518	$879	$90	$633

Gross charge-offs	$14,515	$11,073	$15,105	$2,890	$14,749
Recoveries	(2,168)	(2,092)	(4,578)	(1,576)	(3,061)
Net charge-offs	$12,347	$8,981	$10,527	$1,314	$11,688

Provision for credit losses	$9,000	$4,000	$—	$(5,000)	$(7,000)

Allowance for loan losses to period end loans	0.96%	1.15%	1.19%	1.29%	1.34%
Combined allowance for credit losses to period end loans	0.97%	1.16%	1.21%	1.32%	1.37%
Nonperforming assets to period end loans and repossessed assets	1.23%	1.42%	1.49%	1.60%	1.69%
Net charge-offs (annualized) to average loans	0.23%	0.20%	0.24%	0.03%	0.27%
Allowance for loan losses to nonaccruing loans[1]	132.89%	145.02%	136.09%	130.84%	129.09%
Combined allowance for credit losses to nonaccruing loans[1]	134.03%	146.41%	137.63%	133.25%	131.18%

[1]	Excludes residential mortgage loans guaranteed by agencies of the U.S. government.

SEGMENTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended			Change
Commercial Banking	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017	4Q18 vs 3Q18	4Q18 vs 4Q17
Net interest revenue	$148,359	$145,147	$132,185	2.2%	12.2%
Fees and commissions revenue	39,667	39,391	41,317	0.7%	(4.0)%
Other operating expense	49,725	49,135	48,849	1.2%	1.8%
Corporate expense allocations	11,015	11,028	7,846	(0.1)%	40.4%
Net income	84,588	84,965	62,138	(0.4)%	36.1%

Average assets	19,341,927	18,499,979	17,708,194	4.6%	9.2%
Average loans	15,628,731	15,321,600	14,385,927	2.0%	8.6%
Average deposits	8,393,016	8,633,204	8,799,166	(2.8)%	(4.6)%

Consumer Banking
Net interest revenue	$41,364	$39,044	$37,044	5.9%	11.7%
Fees and commissions revenue	42,840	44,040	44,085	(2.7)%	(2.8)%
Other operating expense	51,240	53,186	57,542	(3.7)%	(11.0)%
Corporate expense allocations	15,939	15,863	16,743	0.5%	(4.8)%
Net income	2,741	8,365	2,500	(67.2)%	9.6%

Average assets	8,071,978	8,323,542	8,766,423	(3.0)%	(7.9)%
Average loans	1,745,642	1,719,679	1,741,148	1.5%	0.3%
Average deposits	6,542,188	6,580,395	6,622,149	(0.6)%	(1.2)%

Wealth Management
Net interest revenue	$29,292	$29,095	$21,454	0.7%	36.5%
Fees and commissions revenue	67,607	83,562	76,095	(19.1)%	(11.2)%
Other operating expense	62,410	62,255	63,809	0.2%	(2.2)%
Corporate expense allocations	10,967	11,126	10,125	(1.4)%	8.3%
Net income	17,472	29,105	14,528	(40.0)%	20.3%

Average assets	8,687,234	8,498,363	7,373,081	2.2%	17.8%
Average loans	1,448,805	1,439,774	1,352,694	0.6%	7.1%
Average deposits	5,483,455	5,492,048	5,457,566	(0.2)%	0.5%
Fiduciary assets	44,841,339	45,560,107	48,761,477	(1.6)%	(8.0)%
Assets under management or administration	76,279,777	77,628,015	81,827,797	(1.7)%	(6.8)%